EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-31615) of RDO Equipment Co. of our reports dated March 14, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.


PricewaterhouseCoopers LLP


Minneapolis Minnesota
April 21, 2003